Exhibit 10.3

                        CONFIDENTIAL TREATMENT REQUESTED

       Confidential Portions of This Agreement Which Have Been Redacted Are Marked With Brackets ([***]). The Omitted Material Has Been Filed Separately With The Securities And Exchange Commission.

                       MANUFACTURING AND SUPPLY AGREEMENT


THIS AGREEMENT made as of October 1, 1999; by and between SANOFI - SYNTHELABO INC., a Delaware corporation, having offices at 90 Park Ave, New York, NY 10016, USA, and PATHEON INC., a corporation existing under the laws of Canada having its registered office at 2100 Syntex Court, Mississauga, Ontario L5N 7K9.

       IN CONSIDERATION of the rights conferred and the obligations assumed herein, and intending to be legally bound, the parties hereby agree as follows:

1.0    INTERPRETATION

1.1 Definitions. The following terms shall, unless the context otherwise requires, have the following meanings, respectively:

       "Affiliate" shall mean (i) with respect to Sanofi-Synthelabo Inc., Sanofi-Synthelabo, a societe anonyme organized under the laws of France, and any successor thereto ("Sanofi-Synthelabo France"), and any Persons directly or indirectly controlled by Sanofi-Synthelabo France at any time during the period for which the determination of affiliation is being made and (ii) with respect to any other Person, any Persons directly or indirectly controlling, controlled by, or under common control with such other Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the term "controlled" (including the correlative meanings of the term "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management policies of such Person whether through ownership of voting securities, by contract or otherwise.

       "CFR" shall have the meaning ascribed thereto in Section 4.1.

       "Client" shall mean Sanofi-Synthelabo Inc.

       "Components" shall mean, collectively, all packaging components, raw materials and ingredients (including labels, product inserts and other labeling for the Products), required to be used in order to produce the Products in accordance with the Specifications and "Component" means any one of the foregoing.


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       "Confidential   Information"   has  the   meaning   given   to  the  term
       "Information" in the Confidentiality Agreement between the parties dated as of September 1, 1998 (the "Confidentiality Agreement").

       "Deficiency Notice" shall have the meaning ascribed thereto in Subsection 2.6(a).

       "FDA" shall mean the United States Food and Drug Administration.

       "Firm Orders" shall have the meaning ascribed thereto in Section 3.2.

       "GMPs" shall have the meaning ascribed thereto in Subsection 2.5(a).

       "Inventory" shall mean all inventories of Components and work-in-process produced or held by Patheon in connection with the manufacture of the Products in accordance with the Specifications.

       "Patheon" shall mean Patheon Inc.

       "Patheon Manufacturing Requirements" shall have the meaning ascribed thereto in Subsection 2.5(a).

       "Person" shall mean a natural person, a corporation, a partnership, a limited liability company, a trust, a joint venture, any governmental authority or any other entity or organization.

       "Products" shall have the meaning ascribed thereto in Section 2.1.

       "Specifications" shall mean, collectively, (i) the product formulae, raw materials specifications, manufacturing process and packaging specifications for the Products, (ii) the quality control testing procedures and specifications for the Products, and (iii) the Client incoming inspection standards, all of which are set forth in Exhibit A-1 hereto.

1.2 Annual Quantity. In this Agreement for purposes of calculating the volume of product in a calendar year or any other period specified in this Agreement, references to "Products shipped and delivered" or "Products purchased" shall include Products ordered in conformity with the provisions of this Agreement for delivery within that calendar year, whether or not delivered, unless non-delivery is a result of the actions of Client.

1.3 Exhibits. The following exhibits are attached hereto and are incorporated in and are deemed to be an integral part of this Agreement:

       Exhibit A     -    Products
       Exhibit A-1   -    Specifications and Facilities
       Exhibit B     -    Price List
       Exhibit C     -    Previous Development Work

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                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

       Exhibit D     -    Stability Testing Procedures/Fee Schedule
       Exhibit E     -    Lot Numbering and Expiration Dates

1.4 Currency. - All dollar amounts in this Agreement expressed in the lawful currency of the United States of America.

2.0    MANUFACTURE AND SUPPLY OF PRODUCTS

2.1 Manufacture. Patheon shall manufacture and sell to Client the products listed on Exhibit A hereto (the "Products") on a world-wide exclusive basis at the prices listed on Exhibit B hereto (such prices being subject to adjustment in accordance with the terms hereof). The Products will be manufactured in the Patheon facilities listed in Exhibit A-1 and any change to a different manufacturing facility shall be approved by the Client. Client shall purchase its entire requirement of Products for sale in the United States from Patheon pursuant to the terms of this Agreement, but the parties acknowledge that Client is not hereby or herein, including the references to volume in this Section 2.1, Article 9 and Schedule B, giving any guarantee of annual volume of Product.

2.2 Non-Compete. Patheon will not develop or manufacture (either for itself or for any third party) a prescription prenatal multivitamin product for sale or distribution in the United States market during the term of this Agreement provided that the Client purchases from Patheon a minimum annual volume of [***] tablets of the Products listed on the date hereof in Exhibit A.

2.3 Capacity. Patheon represents that it has and will have during the term of this Agreement the capacity to produce a minimum annual volume of [***] tablets of the Products listed on the date hereof in Exhibit A. If at any time Client's production needs exceed [***] tablets per month, Client will promptly advise Patheon of same and Patheon will use its best efforts to meet Client's volume requirement.

2.4 Packaging. Patheon shall package the Products with labels, product inserts and other labeling as specified in Exhibit A-1. 1t is agreed that the product Prenate Advance listed on Exhibit A at the date hereof is to be supplied in bulk without packaging. Client may, in its sole discretion, make changes to labels, product inserts and other labeling for the Products, which changes shall be submitted by Client to all applicable governmental agencies and other third parties responsible for the approval of the Products, if required. Patheon's name shall not appeal on the label nor anywhere else on the Products unless required by a governmental authority or applicable laws or regulations.

2.5    Quality Control and Assurance.

       (a) Patheon shall manufacture, package, test and ship the Products in accordance with (i) all applicable laws and regulations, including but not limited to, the U.S. Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder (such as current Good Manufacturing Practices ("GMPs"), as amended and in effect from

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

              time to time, and (ii) the Specifications. Patheon's responsibilities and obligations described in the foregoing sentence are hereinafter referred to as the "Patheon Manufacturing Requirements".

       (b) Patheon shall perform such quality control and quality assurance testing as is required to ensure that the Products comply with all of the Patheon Manufacturing Requirements.

       (c) If the Products as manufactured by Patheon do not satisfy Patheon's quality control and quality assurance testing due to Patheon's failure to produce the Products in accordance with the Patheon Manufacturing Requirements, Patheon shall, at its sole cost and expense, manufacture additional Products to replace such defective Products. In such circumstances, Client shall have no obligation to purchase or pay for any rejected Products.

       (d) The parties hereto agree that Patheon shall not be liable or have any responsibility for any deficiencies in, or other liabilities associated with, the formulae and procedures specified by Client, the safety, efficacy or marketability of the Products or any distribution risk.

       (e) Each time Patheon ships Products to Client, it shall provide Client with a certificate of analysis that sets out the actual test results for each lot of Products and which certifies that the Products shipped to Client have been evaluated by Patheon's Quality Control/Quality Assurance department and that the Products comply with the Patheon Manufacturing Requirements. Patheon shall not under any circumstances ship Non-Conforming Products (as defined in Section 2.6(a)) to Client.

2.6    Rejection of Products.

     (a) Client shall inspect the Products manufactured by Patheon within thirty (30) business days after receipt thereof and shall give Patheon written notice (a "Deficiency Notice") of all claims for (i) Products which do not conform to the Patheon Manufacturing Requirements or the tests results as shown on the Certificate of Analysis (such Products being referred to herein as "Non-Conforming Products"), or (ii) shortages in the amount of delivered products, in each case prior to the expiry of such thirty (30) day period. Except as set out in Sections 4.2 and 4.3 below, Patheon shall have no liability for any deviations or shortages for which it has not received notice within such thirty (30) day period. Client shall return, at Patheon's expense, any Non-Conforming Product. Cost and method of returned Non-Conforming Product disposal shall be Patheon's responsibility.

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

       (b) Upon receipt of a Deficiency Notice relating to claims under 2.6(a)(i) above, Patheon shall have 10 business days to notify Client in writing as to whether it agrees that the subject Products are Non-Conforming Products. If Client and Patheon fail to agree within 10 business days after Patheon's notice to Client as to whether any Products identified in the Deficiency Notice are Non-Conforming Products, the parties shall mutually determine an independent laboratory to evaluate whether the Products are Non-Conforming Products. If such evaluation certifies that any Products are Non-Conforming Products, Client may have those Products replaced in the manner contemplated by Subsection 2.6(d).

       (c) Claims for shortages set out in a Deficiency Notice delivered to Patheon pursuant to Subsection 2.6(a)(ii) shall be dealt with in accordance with normal commercial practices.

       (d) All fees and disbursements incurred in connection with the independent determination by the laboratory as described in
              Section 2.6(b) above shall be borne by the party which determined incorrectly that the relevant Product was or was not a Non-Conforming Product. Within 15 days of the determination by the independent laboratory that the product is a Non-Conforming
              Product,   Patheon  shall  replace  such  returned  Non-Conforming
              Product at its expense or if it is unable to make prompt replacement, shall either credit Client's account or refund any payment made on the rejected Product, depending on Client's account balance.

2.7 Stability Testing. Patheon shall conduct stability testing on the Products as required by GMPs and in accordance with the protocols approved by Client, the particulars of which form part of the annexed Exhibit D, and in accordance with the fee schedule attached as Exhibit D. Patheon shall not make any changes to these testing procedures without prior written approval from Client. In the event that any lot of Products fails stability testing, Patheon and Client shall jointly determine the proceedings and methods to be undertaken to investigate the causes of such failure, including which party shall bear the cost of such investigation. Patheon will provide any and all data and results relating to the stability testing upon request by Client. From time to time, Patheon shall, at the request of Client, also provide stability testing services with respect to products not manufactured by Patheon, the cost of such services to be agreed to between the parties prior to such services being undertaken.

3.0    ORDERS, DELIVERY, INVOICING AND PAYMENT

3.1 Yearly Forecast. On the execution of this Agreement, Client shall provide Patheon with a forecast of the volume of each Product required during the first year of this Agreement.

3.2 Orders/Forecasts. During the term of this Agreement, Client shall, on a monthly basis, submit to Patheon a twelve (12) month rolling forecast that sets forth the total quantity of product that the Client has ordered and expects to order from Patheon within the twelve (12) month period.


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                                       [***] -  CONFIDENTIAL TREATMENT REQUESTED

       The first three (3) months of such forecast are to be considered firm orders (the "Firm Orders"). Firm Orders will be accompanied by a purchase order. Each forecast will be provided to Patheon no later than the fifteenth (15th) of each month.

3.3 Written Orders. The Firm Orders submitted to Patheon pursuant to Subsection 3.2 shall specify Client's purchase order number, quantities by Product type, monthly delivery schedule and any other elements necessary to ensure the timely production and delivery of the Products. The quantities of Products ordered in such Firm Orders shall be firm and binding on Client and shall not be subject to reduction. Patheon shall provide written confirmation of receipt of Firm Orders to the Client within ten (10) calendar days of receipt thereof.

3.4 Reliance by Patheon. Client agrees that purchases may be made by Patheon of the Components to satisfy the production requirements for Firm Orders and may make such other purchases to meet production requirements exceeding Firm Order requirements as may be agreed to in writing from time to time by Client and Patheon. In such circumstances, if such Components are not included in finished Products purchased by Client within six months after such purchases have been made (or such longer period as the parties may have agreed to), Client will pay to Patheon its costs thereof and, in the event such Components are incorporated into Products subsequently purchased by Client, Client will receive credit for any of such costs previously paid to Patheon by Client.

3.5 Minimum Orders. The Products to be manufactured and packaged by Patheon may only be ordered in the following minimum order run quantities [***] of [***] tablets per batch.

3.6 Late Shipments. Patheon agrees that time is of the essence of this Agreement. If Patheon becomes aware that it will not meet a scheduled delivery date, Patheon will promptly communicate this to Client. In the event of repeated late deliveries, Patheon and Client shall meet to determine a mutually satisfactory solution to this problem. If after such meetings, there are continued late deliveries, Client shall be entitled to treat same as a material breach of this Agreement and the provisions of
     Section 5.3(a) hereof shall apply and the time period specified in Section 5.3(a) shall commence.

3.7 Termination. If this Agreement expires or is terminated in whole or in part for any reason other than a default by Patheon as set out in subsection 5.3(a) or (b), Client shall (in addition to any other remedies Patheon may have in the event of default by Client):

       (a) purchase, at Patheon's cost, the Inventory applicable to the Products which were purchased, produced or maintained by Patheon in contemplation of filling Firm Orders, or in accordance with
              Section 3.4, prior to notice of termination being given;

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

       (b) purchase all undelivered Products which were manufactured and/or packaged pursuant to a Firm Order, at the price in effect at the time the order was placed; and

       (c) satisfy the purchase price payable pursuant to Patheon's orders with suppliers of Components provided such orders were made by Patheon in reliance on Firm Orders.

       If this Agreement is terminated as a result of a default by Patheon, Client shall have the option to purchase such of the items referred to in
       (a), (b) and (c) above if it determines in its absolute discretion that the items can be used by it.

3.8 Specifications. All Components shall be purchased and tested by Patheon at Patheon's expense in accordance with Patheon Manufacturing
       Requirements. Patheon will not change the Specifications used to manufacture, test, package and ship the Products without the written consent of Client. Amendments to Specifications requested by Client will only be implemented following a technical and cost review, subject to Client and Patheon reaching agreement as to price revisions necessitated by any such amendment in accordance with Section 3.9 below.

3.9    Change in Specifications.

       (a) If Client requests a change in the Specifications which would result in an increase or decrease in Patheon's costs for Components or would cause Patheon to incur other costs as a result of the change in Specifications, the parties shall discuss, each acting reasonably and based on satisfactory documentation provided by Patheon indicating the cause of the price change, what impact, if any, such change should have on the price of the Products and payment to Patheon of the related costs. If Client, acting reasonably, accepts a proposed price change, the proposed change in the Specifications shall be implemented, and the price change shall become effective only with respect to those orders of Products which are manufactured in accordance with the revised Specifications.

       (b) Notwithstanding any change in the Specifications implemented in accordance with the terms of (a) above, Client agrees to purchase all Products manufactured by Patheon based upon any "old" Specifications at the then-current price for those Products. In addition, Client agrees to purchase, at Patheon's cost, all Inventory, utilized under the "old" Specifications and purchased or maintained by Patheon in order to fill Firm written Orders to the extent that such inventory can no longer be utilized under the revised Specifications. Open purchase orders for Components no longer required under any revised Specifications which were placed by Patheon with suppliers in order to fill Firm Orders or in accordance with Section 3.4 shall be cancelled where possible, and where such orders are not subject to cancellation without penalty, shall be assigned to and satisfied by Client.

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       (c)    If a change in  Specifications  must be made by Client solely as a result of Patheon's acts or omissions, the parties will meet to determine who will bear any costs arising from such change in the Specifications.

3.10 Shipments. Patheon shall ship and deliver the Products at Patheon's premises at 2100 Syntex Court, Mississauga, Ontario to such Client locations as requested by Client and at Client's expense. Client shall select the freight carrier used by Patheon to ship the Products and may monitor Patheon's shipping/freight practices as they pertain to this Agreement. Risk of loss and title shall pass to Client upon delivery by Patheon to the freight carrier selected by Client at Patheon's premises. For greater certainty, Patheon agrees that it will be responsible for preparation, at Client's expense, of all shipping documents, including customs formalities for export of the Products.

3.1l Invoices and Payment. Except as otherwise provided in this Agreement, Patheon shall charge Client for only those Products that are shipped to Client and shall submit to Client, with each shipment of Products, an invoice covering such shipment. Each such invoice shall, to the extent applicable, identify the Client purchase order number, Product numbers, names and quantities, unit price, freight charges and the total amount to be remitted by Client. Client shall pay all such invoices within thirty
       (30) days of the receipt thereof.

3.12 Lot Numbering/Expiration Dates. Patheon shall make arrangements for and implement the imprinting of lot numbers, expiration dates, retest dates or "package-by" dates, as applicable, on each Product container as required by GMPs for each Product shipped. Such lot numbers and dates shall be affixed on the Products and/or on the shipping carton of each product as is required by GMPs. The system used by Patheon for lot numbering and expiration dates is detailed on Exhibit E hereto.

4.0    CO-OPERATION

4.1 Records and Accounting by Patheon. Patheon shall keep records of the manufacture, testing and shipping of the Products, and retain samples of such Products in order to comply with applicable regulations, including the requirements of the United States Code of Federal Regulations ("CFR") as well as to assist with resolving product complaints and other similar investigations. Copies of such records and samples shall be made available to Client upon its request and shall be retained by Patheon and be available to Client for a period of one (1) year after the expiration dates of the packaged batch, or longer if required by law, including the CFR.

4.2    Product Recalls.

       (a) Patheon and Client shall each maintain records as may be necessary to permit a recall or a field correction of any the Products delivered to Client or customers of Client, effected voluntarily or under a threat of, or a directive by, any governmental agency. Each party shall give notice within 24 hours by telephone (to be confirmed in writing) to the Director of Quality Control/Quality

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              Assurance  of the other  party upon  discovery  that any  Products should be recalled or corrected, or may be required to be recalled or corrected, and, each party upon receiving any such notice or upon any such discovery, shall cease and desist from further shipments of such Products in its possession or control until a decision has been made whether a recall or some other corrective action is necessary. The decision to initiate a recall or to take
              some  other  corrective   action,   if  any,  shall  be  made  and
              implemented by Client. Patheon will co-operate as reasonably required by Client, having regard to all applicable laws and regulations. Each party shall co-operate with the other in developing any necessary recall plan, and the manner and extent of
              such  plan  shall  be  subject   to  prior   consultation,   which
              consultation shall not unreasonably delay such plan.

     (b) To the extent that a recall results from, or arises out of, any breach by Patheon of the Patheon Manufacturing Requirements then (i) such recall and all reasonable expenses associated with the recall shall be made at Patheon's cost and expense, and (ii) Patheon shall use its best efforts to replace the recalled Products with new Products within sixty (60) days from the date that Client notifies Patheon about the recalled Products. In the event that (i) Patheon is unable to replace the recalled Products within this sixty (60) day period (except where such inability results from a failure to receive the required Active Materials), or (ii) such new Products are also recalled or returned due to a breach by Patheon of the Patheon Manufacturing Requirements, then Client may request Patheon to reimburse Client for the purchase price that Client paid Patheon for the affected Products. In all other circumstances, recalls shall be made at Client's cost and expense.

4.3 Product Returns. Client shall have the responsibility for handling customer returns of the Products. Patheon shall provide Client with such assistance as Client may reasonably need to handle such returns. To the extent that such return results from, or arises out of, any breach by Patheon of the Patheon Manufacturing Requirements, Patheon shall use all reasonable best efforts to replace the returned Products with new
       Products within sixty (60) days from the date that Client notifies Patheon about the returned Products or sooner if reasonably possible. In the event that (i) Patheon is unable to replace the returned Products within this sixty (60) day period or (ii) such new Products are also returned or recalled due to a breach by Patheon, then Client may request Patheon to reimburse Client the purchase price that Client paid Patheon for the affected Products. In all other circumstances, customer returns shall be made at Client's cost and expense.

4.4    Audits.

       (a) During the term of this Agreement, Client shall have the right, at Client's sole cost and expense, during normal business hours and upon reasonable request and notice, to inspect the facilities, sanitation procedures and equipment used to manufacture, test and package the Products, provided, however, that there shall be no undue interference by Client's representatives with the operations at Patheon's facilities.

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       (b)    Client  shall have the  right,  upon  prior  reasonable  notice to
              Patheon and during normal business hours, to examine all technical records related to the Products (or to examine any portions of any technical records related to the Products, as the case may be) kept by Patheon and to request and receive reasonable samples of raw materials, packaging materials and finished Products.

       (c) During the term of this Agreement, Patheon shall promptly notify Client of any inspections by the FDA, or any other federal, state, local or foreign government agency, of the facilities where the Products are manufactured and packaged and shall thereupon furnish Client with copies of all reports, analyses and other documents
              (including responses to the FDA) relating to such inspections where the inspections involve or may involve the Products, the Components of the Products, the manufacture of the Products, or the premises used to process and ship the Products. If such inspections are scheduled or conducted with advance notice, Patheon shall so advise Client and unless there is a legal prohibition against doing so, Client shall have the option to be present during the inspections. Duplicate samples of the Products given to government agencies and duplicates of the photographs taken during the inspection shall be provided to Client. Any Patheon correspondence relating to the Products shall be approved by Client prior to submission to any government agency.

       (d) During the term of this Agreement, each party shall report promptly to the other any significant information it may receive concerning any defects, adverse reactions and unexpected side effects, if reasonably believed to be related to the Products.

       (e) Patheon shall support the annual reporting requirements of Client under the CFR by providing Client with updated stability data for its ongoing studies for the Products.

4.5 Customer Questions and Complaints. Client shall have the sole responsibility for responding to questions and complaints from Client customers. Questions or complaints received by Patheon from Client customers shall be promptly referred to Client. Patheon shall cooperate as required to allow Client to resolve any customer questions and complaints. Such assistance shall include follow-up investigations including testing. In addition, within ten (10) days from the date of request, or sooner if reasonably possible Patheon shall provide Client with all necessary information that will enable Client to respond properly to questions or complaints relating to the Products. Unless it is determined that the cause of any customer complaint resulted from a breach by Patheon of the Patheon Manufacturing Requirements or its representations in Section 6.2 hereof, all costs incurred in respect of this Section 4.5 shall be borne by Client.

5.0    TERM, RENEWAL AND TERMINATION

5.1 Term. This Agreement shall become effective when it has been executed by duly authorized representatives of both parties hereto. Subject to any extension pursuant to Section 5.2, this Agreement shall expire five (5) years from the date hereof, unless terminated by one of the parties as provided herein.

5.2 Extension. This Agreement shall continue after the initial term for successive terms of one year each unless either party gives written notice to the other party of its intention to terminate this Agreement at least three hundred and sixty-five (365) days prior to the end of the then current term.

5.3    Termination.

       (a) Upon failure of either party to remedy its material breach of any of the obligations or provisions of this Agreement within forty-five (45) days following receipt of written notice of said breach, the aggrieved party shall have the right to terminate this Agreement immediately by written notice.

       (b) Either party at its sole option may immediately terminate this Agreement upon written notice, but without prior advance notice, to the other party in the event that (i) the other party is declared insolvent or bankrupt by a court of competent jurisdiction; (ii) a voluntary petition of bankruptcy is filed in any court of competent jurisdiction by such other party; or (iii) this Agreement is assigned by such other party for the benefit of creditors.

       (c)    Client may terminate this Agreement as to any Products upon thirty
              (30) days' written notice in the event that any governmental agency takes any action, or raises any objection, that prevents Client from importing, exporting, purchasing or selling such Products.

       (d) Any termination or expiration of this Agreement shall not affect any outstanding obligations or payments due hereunder prior to such termination or expiration, nor shall it prejudice any other remedies that the parties may have under this Agreement.

6.0    REPRESENTATIONS AND WARRANTIES

6.1 Authority. Each party represents and warrants that it has the full right and authority to enter into this Agreement, and that it is not aware of any impediment that would inhibit its ability to perform its obligations hereunder.

6.2    Patheon. Patheon represents and warrants that:

       (i) the work it performs hereunder will be in accordance with Subsections 2.5(a) and (b);

       (ii)   the Products  supplied to Client and the packaging and testing for
              the   Products   will  comply  in  all   respects   with   Patheon
              Manufacturing Requirements;

       (iii) upon delivery, the Products will be free and clear from all liens and encumbrances, other than liens and encumbrances that are a result of actions taken by Client;

       (iv) the Products will be manufactured at an FDA approved facility and in compliance with applicable regulatory requirements;

       (v) the manufacture of the Products or any component thereof will not as a result solely of the acts or omissions of Patheon or Patheon's agents, representatives or independent contractors infringe any valid rights of third parties; and

       (vi) Products delivered to Client under this Agreement shall not, at the time of delivery, be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended, or within the meaning of any applicable law in which the definition of adulteration and misbranding is substantially the same as that contained in the Federal Food, Drug and Cosmetic Act, as such act and such laws are effective at the time of delivery.

6.3    Client. Client represents and warrants that:

       (i) the Specifications for each of the Products are its property or are licensed to it and that Client may lawfully disclose the Specifications to Patheon;

       (ii) any trademarks utilized in connection with any of the Products are its property or are licensed to it and may be lawfully used as directed by Client;

       (iii) the Specifications for all Products conform to all applicable laws and regulations; and

       (iv) the Products if labelled and formulated in accordance with the Specifications will not infringe the valid intellectual property rights of any third party.

       (v) the Specifications will not in and of themselves result in production of Products which are unfit for human consumption or adulterated or misbranded within the meaning of any applicable law.

7.0    INDEMNITY

7.1 Patheon. Patheon agrees to defend, indemnify and hold harmless Client, its Affiliates, officers, directors, employees and agents against any and all losses, damages, costs, claims, demands, judgments and liability of any kind (including attorneys' fees) (collectively, "Liabilities") arising out of or attributable to (i) Patheon's breach of its representations or warranties under this Agreement or its obligation to manufacture, package, test and ship products in accordance with the Patheon Manufacturing Requirements, or (ii) any negligent or wrongful act or omission on the part of Patheon, its employees, agents or representatives except, in each case, to the extent that any such Liabilities are due to the negligence or wrongful act(s) of Client, its Affiliates, officers, directors, employees or agents.

7.2 Client. Client agrees to defend, indemnify and hold harmless Patheon, its Affiliates, officers, directors, employees and agents against any and all Liabilities arising out of or attributable to, (i) Client's breach of its representations or warranties under this Agreement, or (ii) any negligent or wrongful act or omission on the part of Client, its Affiliates, officers, directors, employees, agents or representatives except, in each case, to the extent that any such Liabilities are due to the negligence or wrongful act(s) of Patheon, its officers, directors, employees or agents.

7.3 Consequential Damages. A party shall not be liable to the other party for that other party's consequential damages, but for greater certainty nothing in this Section 7.3 shall limit the liability of a party under its indemnity of the other party in this Article 7 in respect of damages suffered by the other party which include consequential damages of a third party.

8.0    CONFIDENTIALITY

8.1 During and in furtherance of this Agreement, each of the parties hereto may disclose certain of its Confidential Information to the other party. The parties agree that for the term of this Agreement (including any renewals) and for a period of five years after the termination of this Agreement, such Confidential Information shall be subject to the terms of the Confidentiality Agreement, which terms (except section 16 thereof) are incorporated herein by reference.

9.0    PRICE

9.1 Price. The prices for the Products listed in Exhibit B are intended by the parties to be guaranteed prices until December 31, 2000, subject to the amendments to such prices provided for in Section 9.2. The prices for any Products delivered pursuant to the terms of this Agreement during any period following December 31, 2000 shall be determined in accordance with
       Section 9.3.

                                      [***] -  CONFIDENTIAL  TREATMENT REQUESTED

9.2 Purchase Price Variances. The prices set out in Exhibit B shall be subject to adjustment in accordance with the following:

       (a) If at any time and from time to time, Patheon determines, acting reasonably and based on the forecasts and Firm Orders received from Client, that the total annual projected volume for the current year relating to a specific Product will constitute less than [***] tablets ([***] tablets in the year 2000) of that Product, Patheon shall be entitled to and may request an adjustment to the price of that Product to reflect the increased Component costs that Patheon will incur as a result of the reduced volumes. In connection with such request; Patheon shall deliver to Client a revised Exhibit B setting out the adjusted Component costs that will be incurred based on the then anticipated volumes for the relevant Product. Upon delivery of such a request, each of Client and Patheon shall forthwith use all reasonable efforts to agree on a revised price for the relevant Product that reflects the increased Component costs being incurred by Patheon and Client shall act in good faith and pay to Patheon the difference between the revised price and the price charged for Products shipped prior to the price change;

       (b) If at any time, extraordinary market conditions result in Patheon's cost of Components being greater or lesser than normal forecasted increases or decreases, Patheon shall be entitled to and may request an adjustment to the price of any affected Product to reflect such increased or decreased Component costs. For the purposes of this Subsection 9.2(b), changes greater or lesser than normal forecasted increases or decreases shall be considered to have occurred if (i) the cost of a Component is more or less than ten per cent (10%) of the cost at the date hereof of Components listed in Exhibit B or (ii) the aggregate cost for all Components required to manufacture a Product is more or less than 5% of the costs at the date hereof for the Component set out in Exhibit B. To the extent Product prices have been previously adjusted pursuant to this Subsection 9.2(b) to reflect an increase or decrease in the cost of one or more Components, the adjustments provided for in (i) and (ii) above shall operate based on the costs attributed to such Component (or Components) at the time the last of such adjustments were made. In connection with a price adjustment request pursuant to this Subsection 9.2(b), Patheon shall  deliver  to  Client a revised  Exhibit  B  setting  out the
              Components, their respective costs at the date hereof and the adjusted Component costs that will be incurred as a result of the greater or lessor than normal forecasted increases together with evidence of the cost change satisfactory to Client acting reasonably. Upon delivery of such a request, each of Client and Patheon shall forthwith use all reasonable efforts to agree on a revised price for each affected Product that reflects the changed Component costs being incurred by Patheon.

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

9.3 Pricing after December 31. 2000. Costing for January 1, 2001 through December 31, 2001 will be negotiated no later than August 31, 2000 based on annual forecasts provided by Sanofi no later than July 1, 2000.
       Patheon acknowledges Sanofi's target price is US $[***] per thousand tablets plus the relevant inflation factor assuming a minimum volume of [***] tablets purchased during 2001. Patheon also agrees that Sanofi's maximum price is US $[***] per thousand tablets plus the relevant inflation factor based on [***] tablets annual volume and subject to the other terms and conditions of this Agreement. The prices for each Product during each additional year subsequent to December 31, 2001 that this Agreement remains in force shall be agreed to between the parties prior to the commencement of each such year. In such circumstances, Client shall provide Patheon with the yearly volume forecasts contemplated by
       Section 3.2 at least one hundred and twenty (120) days prior to the first day of each such additional year. Based on those projections, Patheon will deliver to Client, no later than sixty (60) days after receipt of such yearly forecast, a revised Exhibit B and such other budgetary pricing information as it deems necessary to allow the parties to effectively settle all prices for the relevant year. Thereafter, the parties shall use all reasonable efforts to come to agreement with respect to the applicable price for each Product during the relevant year, based on the anticipated changes in Product volumes, Component costs and other relevant market conditions. Such revised prices shall become effective as of the first day of the subject year. The relevant inflation factor is the Consumer Price Index for All Urban Consumers as published by the Bureau of Labor Statistics of the U.S. Department of Labour, for the most recent 12 month period.

9.4 Tooling Costs. Sanofi shall reimburse Patheon promptly upon request for any costs related to tablet press tooling and printing press change parts specific to the Prenate logo required for the production of the Products. These charges are to be approved by Sanofi prior to incurring these costs.

9.5 Rebate. If Patheon does not during the term of this Agreement purchase a high speed double sided tablet printing machine for use in producing the Products, Patheon shall rebate to Client the US$40,000 discount described in Patheon's letter to Client dated December 9, 1998 related to the cost of the analytical method validation work for this project, which discount Client waived to support the printer acquisition.

10.0   MISCELLANEOUS

10.1 Product Discontinuation. During the term of this Agreement or any extension, Client shall provide at least six (6) months advance notice if it intends to no longer order a Product due to its discontinuance. In such event, Client shall have the right to terminate this Agreement as it relates to the discontinued Product and shall, subject to 5.3(d), have no further liability hereunder in respect of such discontinued Product.

10.2 Compliance with Laws. Each party, in connection with its performance under this Agreement, shall comply with all applicable laws, rules, regulations, and orders including maintaining all insurance coverage required by state, federal, provincial or other applicable laws.

10.3 Permits. Patheon shall, at its own expense, obtain and maintain the necessary permits required for the manufacture, packaging, testing, export and supply of the Products, provided that Patheon shall not be responsible for obtaining or maintaining any permits or other regulatory approvals in respect of the Products or the Specifications, which shall be the sole responsibility of Client.

10.4 Trademark. Client and Patheon hereby acknowledge that neither party has, nor shall it acquire, any interest in any of the other party's trademarks or trade names unless otherwise expressly agreed to in writing. The parties agree not to use any trademark or trade name of the other party, except as specifically authorized by the other party.

10.5 Reports. Patheon will on an annual basis supply product data, including release test results, complaint test results, all investigations (in manufacturing, testing and storage), and the like, which Client reasonably requires in order to complete the Annual Product Review report that is required to be filed by Client with the FDA.

10.6 Insurance. Each party shall maintain comprehensive general liability insurance, including blanket contractual liability insurance covering the obligations of that party under this Agreement through the term of this Agreement and for five (5) years thereafter, which insurance shall afford limits of not less than $2,000,000 for each occurrence for bodily injury liability, personal injury liability, products liability, property damage liability, contractual liability and completed operations liability. Each party will provide the other with a certificate of insurance evidencing the above and showing the name of the issuing company, the policy number, the effective date, the expiration date and the limits of liability. The insurance certificate shall further provide for a minimum of thirty (30) days written notice to the recipient of a cancellation of, or material change in, the insurance, subject to the insurer's agreement to so state on the certificate. Each party shall cause its insurance policy to name the other party hereto as an additional insured and a loss payee. Each party's general liability insurance policy shall contain a waiver of subrogation rights which that party's insurer(s) may have against the other party.

10.7 Independent Contractors. The parties shall be deemed to be independent contractors, and this Agreement shall not be construed to create between Pathcon and Client any other relationship such as, by way of example only, that of employer-employee, principal agent, joint-venturer, co-partners or any similar relationship, the existence of which is expressly denied by the parties hereto.

10.8 No Waiver. Either party's failure to require the other party to comply with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision of this Agreement.

10.9 Assignment. Patheon may not assign this Agreement or any of its rights or obligations hereunder except with the written consent of Client, such consent not to be unreasonably withheld. Client may assign this Agreement or any of its rights or obligations hereunder without approval from Patheon provided that the proposed assignee is credit-worthy in the opinion of Patheon acting reasonably, Client shall give prior written notice of any assignment to Patheon and any assignee shall covenant in writing with Patheon (and Patheon shall be reasonable in connection therewith) to be bound by the terms of this Agreement. Notwithstanding the foregoing provisions of this Section 10.9, either party may assign this Agreement to any of its affiliates or to a successor to all or substantially all of its business and, in the case of Client, all or substantially all of the business related to the Products covered by this Agreement, provided that the proposed assignee is credit-worthy in the opinion of the non-assigning party acting reasonably and that such assignee executes an agreement with the non-assigning party hereto whereby it agrees to be bound hereunder.

10.10 Force Majeure. Neither party shall be liable for the failure to perform its obligations under this Agreement if such failure is occasioned by a contingency beyond such party's reasonable control, including, but not limited to, strikes or other labour disturbances, lockouts, riots, wars, fires, floods or storms. A party claiming a right to excused performance under this Section 10.10 shall immediately notify the other party in writing of the extent of its inability to perform, which notice shall specify the occurrence beyond its reasonable control that prevents such performance. Such other party shall have the right to receive alternative arrangements during the period of the force majeure and, after 3 months, shall have the right to terminate this Agreement.

10.11  Development Work.

       (a) Subject to the terms set out in this Section 10.11, Patheon shall perform certain research and development work related to the
              Products listed at the date hereof on Exhibit A or any other Prenate line of products on an exclusive basis for Client or such other products as Client shall from time to time require (the "Development Work"). The Development Work may include the following:

              (i)    process development;
              (ii)   formulation development (present and future formulations);
              (iii)  analytical method development;
              (iv)   analytical method validation and qualification;
              (v)    process validation;
              (vi)   stability studies;
              (vii)  packaging; and

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

              (viii) documentation (such as documentation for validation and stability protocols, batch records and monographs, etc.)

       (b) The parties shall endeavour to jointly define in good faith the specific Development Work to be performed, the scope of the project, the price (subject to (d) below) to be paid and the associated timelines for such activities. If the foregoing is agreed to by the parties, it shall be reflected in an exhibit to this Agreement.

       (c) If Client, in its sole discretion, decides to commercialize a product related to Development Work performed by Patheon hereunder, Client will notify Patheon thereof. Patheon will have 60 days from the receipt of such notice to submit to Client pricing for the commercial production of the relevant product. Promptly thereafter the parties shall commence negotiations with respect to price and any other remaining terms and conditions (collectively, "Terms and Conditions"). If the parties reach an agreement on the Terms and Conditions of commercial supply, the product will be added to this Agreement pursuant to section 10.12 and such additional product shall be governed by the general conditions hereof with any special terms (including, without limitation, price) governed by an addendum hereto. If the parties are unable to reach an agreement on such Terms and Conditions within 60 days after the commencement of the negotiations, then Client may terminate negotiations and thereafter Client may enter into an agreement with any third party for the commercialization of the product. Patheon will only be entitled to bid on providing commercial production services if it has adequate production and technical capacity to meet Client's standards and timeline requirements, and can satisfy all applicable regulatory standards.

       (d) Client shall pay Patheon for the Development Work at Patheon's agreed rates stated in U.S. dollars, which are at the date hereof:

                o        Formulation Scientist: $[***]
                o        Formulation Technician: $[***]
                o        Analytical Chemist: $[***]
                o        Formulation Chemist: $[***]
                o        Project Manager: $[***]
                o        Documentation Specialist: $[***]

              It is understood by the parties that the price for the Development Work for Prenate products in tablet form shall be calculated in a manner consistent with the development work previously performed by Patheon in connection with the Prenate Products in tablet form covered under this Agreement and Patheon agrees that the foregoing rates shall remain unchanged during the first year of this Agreement. Thereafter such rates shall not exceed Patheon's standard rates for such services. Such development work, together with the related pricing, is described in Exhibit C hereto.

       (e) All information, data, results, inventions or discoveries (whether patentable or not), formulations, manufacturing processes, reports, records (including batch records), and formulas (collectively, "Data") related to the Development Work shall be the property of the Client, and Patheon shall assign to Client any interests it may have in such Data, including any copyright rights therein. Patheon shall treat such Data as Confidential Information.

       (f) All information, data, results, inventions or discoveries (whether patentable or not), formulations, manufacturing processes, reports, records (including batch records), and formulas (collectively, "Data") related to development work performed by Patheon for Client prior to the date of this Agreement shall be the property of the Client, and Patheon shall also assign to Client any interests it may have in such Data, including any copyright rights therein. Patheon shall treat such Data as Confidential Information. For the avoidance of doubt, Patheon hereby acknowledges and agrees that the Products and
              Specifications set forth in Exhibits A, A-1 and C are the exclusive property of the Client.

10.12 New Products. The parties covenant and agree that additional products may be added to this Agreement and such additional products shall be governed by the general conditions hereof with any special terms (including, without limitation, price) governed by an addendum hereto.

10.13 Debarment. Patheon represents and warrants that it and its employees, affiliates and agents have never been (i) debarred or (ii) convicted of a crime for which a person can be debarred, under Section 306(a) of the Generic Drug Enforcement Act of 1992 (Section 306 (a) or (b)). Patheon represents and warrants that it has never been and, to the best of its knowledge after due inquiry, none of its employees, affiliates or agents has ever been (1) threatened to be debarred or (2) indicted for a crime or otherwise engaged in conduct for which a person can be debarred, under
       Section 306(a) or (b). Patheon agrees that it will promptly notify Client upon learning of any such debarment, conviction, threat or indictment.

10.14 Notices. Any notice, approval, instruction or other written communication required or permitted hereunder shall be sufficient if made or given to the other party by personal delivery, by telecopier communication or by sending the same by first class mail, postage prepaid to the mailing address, or telecopier number set forth below:

       If to Client:

       Sanofi-Synthelabo Inc.
       90 Park Avenue
       New York, NY 10016

       Attention: Gregory Irace, Vice-President and Chief Financial Officer

       Telecopier No.: (212) 551-4905

       With a copy to John Spinnato, Senior Vice President and General Counsel (same address) and Bernard Amoury (same address)

       If to Patheon:

       Patheon Inc.
       2100 Syntex Court
       Mississauga, Ontario
       L5N 3X4

       Attention: President

       Telecopier No.: (905) 812-6709

       or to such other addresses or telecopier number provided to the other party in accordance with the terms of this Section 10.14. Notices or written communications made or given by personal delivery or by telecopier shall be deemed to have been sufficiently made or given when sent (receipt acknowledged), or if mailed, five (5) days after being deposited in the United States or Canadian mail, postage prepaid or upon receipt, whichever is sooner.

10.15 Entire Agreement. The Confidentiality Agreement and this Agreement constitute the full, complete, final and integrated agreement between the parties hereto relating to the subject matter hereof and supersedes all previous written or oral negotiations, commitments, agreements, transactions or understandings with respect to the subject matter hereof. Any modification, amendment or supplement to this Agreement must be in writing and signed by authorized representatives of both parties.

10.16 Headings. The titles and headings herein are for convenience only and shall not be used to interpret or construe the terms and conditions of this Agreement.

10.17 Singular Terms. Except as otherwise expressly provided herein or unless the context otherwise requires, all references to the singular shall include the plural as well.

10.18 Execution in Counterparts. This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.19 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of New York.

       IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the dates set forth below.

SANOFI-SYNTHELABO INC.              PATHEON INC.


By: /s/ Gregory Irace               By: /s/ Nick A. DePietro
    ---------------------------         ----------------------------
Name: Gregory Irace                     Name:    Nick a. DePietro
Title: Vice President and CFO           Title:   President and
                                                 Chief Operating Officer

Date: October 14, 1999                  Date: October 21, 1999

By: /s/ John M. Spinnato
    ----------------------------
Name: John. M. Spinnato
Title: Sr. V.P. and General Counsel

Date: October 14, 1999

                                    EXHIBIT A

                                    PRODUCTS



Prenate Advance(TM) tablets in bulk

                                   EXHIBIT 1A

                                  SPECFICATIONS

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT B

                                   PRICE LIST

       Commercial Costing (please see below for terms and conditions integral to this costing):

       -------------------------------------------------------------------------
                                                Sept. 1999 -        June 2000 -
                                                  May 2000           Dec. 2000
                     In U.S. Dollars               Price               Price
       -------------------------------------------------------------------------
       Key Assumptions:
       -------------------------------------------------------------------------
       Minimum Annual Quantity (000's)              [***]               [***]
       -------------------------------------------------------------------------
                Run Quantity (000's)                [***]               [***]
       -------------------------------------------------------------------------
                Batch Size (kg)                     [***]               [***]
       -------------------------------------------------------------------------
                Tablet Size (mg)                    [***]               [***]
       -------------------------------------------------------------------------
       Total Cost per Thousand Tablets:            $[***]              $[***]
       -------------------------------------------------------------------------

Commercial Costing Terms and Conditions:

1. Stability testing, validation costs and additional development costs are not included in the above commercial pricing.

2.     Costs for final blister packaging are not included.

3. Prices for September, 1999 through May 31, 2000 arc based on a minimum of [***] tablets shipped to Sanofi during this time period (inclusive of Product shipped prior to execution of this Agreement). Prices for any quantity shipped above this [***] tablet threshold during this period will not be subject to review.

4. Prices for June 1, 2000 through December 31, 2000 are conditional on a minimum annual quantity of [***] tablets forecasted for the calendar year 2000 provided that such price shall not become available until after (i) June 1, 2000 and (ii) [***] tablets in commercial batches of Product having been shipped during 1999 through 2000. The price for volume between [***] and [***] tablets shipped during calendar year 2000 is $[***]. Any total quantity shipped below [***] in calendar 2000 will result in a change in pricing for the entire shipped quantity during calendar year 2000. If [***] tablets are not shipped between September, 1999 and May 31, 2000 then for the remainder of the year 2000 the price of [***] remains in effect until [***] tablets have been shipped. Once the [***] tablets volume price is achieved, there will be no change in prices for volume greater than [***] tablets.

5.     Sanofi  estimates  an  incremental   US$[***]  for  use  in  new  product
       development for 2000 but such estimate is not a condition of pricing above.

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

       For greater clarity, examples of the above pricing conditions in operation are set out below.

1. If Client does not purchase [***] tablets for delivery by 5/31/00, the $[***] price remains in effect for calendar year 2000 as long as [***] volume has not been reached.

2. If shipments are greater than [***] tablets by 5/31/2000, the $[***] price applies to the quantity in excess of [***] provided that the $[***] price is not available before 5/31/00. E.g. [***] tablets or more shipped by 5/31/00, the price for all [***] or more is $[***].

3. If a minimum of [***] tablets are shipped by 5/31/00 so that client is entitled to reduced price of $[***] and then only [***] tablets are shipped from 6/1/00 to 12/31/00, the $[***] price will be in effect for calendar 2000 and the difference between $[***] and $[***] price to be reimbursed by Sanofi to Patheon at the end of the year.

       e.g. $[***] shipped in 1999, [***] shipped between Jan-May 31, 2000 and only [***] between June-Dec. 31, 2000 results in volume of [***] tablets for calendar year 2000 and Client must reimburse using formula for reimbursement: (Actual volume - [***].

4. If calendar 2000 volumes are less than [***] tablets then Section 9.2(a) is in effect and price to be negotiated in good faith and difference reimbursed to Patheon.

5. If in calendar year 2000 volumes are greater than [***] tablets then the price is $[***] for excess of volume over the first [***] tablets ([***] includes shipments made beginning September 1999), provided that there is no retroactive price decrease for any volume of Product shipped prior to June 1, 2000.

                                        [***] - CONFIDENTIAL TREATMENT REQUESTED

                                    EXHIBIT C

                            PREVIOUS DEVELOPMENT WORK

                     All Prices Listed are in U.S. Dollars

1.     Formulation Development

       [***]  Prototype Lots $[***] per lot
       [***] Prototype Lots $[***] per lot

       Assumptions:

       o This is relevant for direct compression tablets of Prenate products only

       o      Client to identify target direct compression tablet formula

       o Raw material and finished product testing services are not included

2.     Process Development

       Not Included

3.     Analytical Method Verification and Qualification

       USP/NF Mehtod Verification:
       Protocol & Reports (40 hours)                                          $  [***]
       Analytical Benchwork Total (860 hours)                                 $  [***]
                Raw Materials Testing Methods Verification (320 hours)
                Finished Product Testing Methods Verification (460 hours)
                USP & Data Review (80 hours)
       Project Management (80 hours)                                          $  [***]
       USP Standards                                                          $  [***]
       Total Analytical Methods Verification Cost                             $  [***]

       Assumptions:

       o Cost does not include cost of outside laboratory services, if required

       o Cost of method development and validation activities are not included

4.     Process Validation

       Product Price + $[***] per commercial lot premium, three (3) validation lots required

       Assumptions:

       o Assay and content uniformity testing of validation samples will be completed for two indicator ingredients (eg. [***])

       o Dissolution testing will also be performed on uncoated and coated tablets as requested by Sanofi.

                                      [***] -  CONFIDENTIAL  TREATMENT REQUESTED

       o      Process validation activities will include:

              o Prenate Tablets Validation Protocol preparation, execution and approval

              o Prenate Tablets Validation Report preparation, execution and approval

              o      Validation sampling during manufacturing ([***] samples)

5.     Stability Studies

       Patheon can perform stability storage and testing of Prenate Tablets as per information obtained from Sanofi. It has been assumed that the product stability for Prenate Tablets will be monitored using the following tests:

         [***]

       Patheon will prepare stability protocols and reports that will be approved by Sanofi. Stability work and related costs are a separate and distinct service Patheon provides and the costs of these stability services are not included in any other categories of services quoted by Patheon.

       Prenate Tablets Stability Testing Cost (as previously quoted):

       Price/Interval:                     $[***]
       Studies to be Conducted:            25(degree)C, +/- 2(degree)C / 60% RH
                                           40(degree)C, +/- 2(degree) C / 75% RH
                                           30(degree)C +/- 2(degree) C / 60% RH
       Total Cost of Stability Program:    $[***]

       Sanofi will be responsible for any reasonable additional fees resulting from changes to the scope of work outlined in any proposal. Sanofi must approve changes to the scope of work and associated costs prior to incurring additional fees.

                                    EXHIBIT D

                    STABILITY TESTING PROCEDURES/FEE SCHEDULE

                                    EXHIBIT E

                       LOT NUMBERING AND EXPIRATION DATES

Lot Numbering:
-------------

Sequential lot numbers are assigned by Patheon Niagara Region Operations at the time of manufacture of uncoated bulk tablets. Film-coated and printed bulk tablets are assigned the same sequential lot number by Patheon Toronto Region Operations.

Expiry Dating:
-------------

Patheon shall not assign expiration dates. Expiration dates are calculated by the Client exclusively.



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